EXHIBIT 4.1
                                                                     -----------


   NUMBER                                                             SHARES
--------------                                                    -------------
LP
-------------                                                     -------------


                                  LP INNOVATIONS

                          Your Loss Prevention Solution


               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

--------------------------------------------------------------------------------
THIS CERTIFIES THAT:                                           CUSIP 50212E 10 8




IS THE OWNER OF

--------------------------------------------------------------------------------

   FULLY PAID AND NON-ASSESSABLE OF COMMON STOCK., $.01 PAR VALUE PER SHARE OF


================================LP INNOVATIONS, INC.============================

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

           WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


DATED:


                                 LP Innovations
                                      Inc.
                                 Corporate Seal
                                      2002
                                     Nevada



-------------------------                            -------------------------
      TREASURER                                              CHAIRMAN